EXHIBIT 1

                            SOUTH JERSEY GAS COMPANY

                       Secured Medium Term Notes, Series B
                        Due From One Year to Forty Years
                               From Date of Issue


                             Distribution Agreement

                                                               __________, 2002
UBS Warburg LLC
Wachovia Securities, Inc.
Edward D. Jones & Co., L.P.
c/o UBS Warburg LLC
677 Washington Blvd.
Stamford, Connecticut   06901

Dear Sirs:

     South Jersey Gas Company, a New Jersey corporation (the "Company"), confirms its agreement with each of you with respect to the issue and sale by the Company from time to time of up to $150,000,000 aggregate principal amount of its Secured Medium Term Notes, Series B, Due from One Year to Forty Years from Date of Issue (the "Notes"). The Notes will be issued under an indenture of trust (the "Original Indenture") dated as of October 5, 1998 between the Company and The Bank of New York, as trustee (the "Trustee"), as supplemented by the First Supplement to Indenture, dated as of June 29, 2000, the Second Supplement to Indenture, dated as of July 5, 2000, and the Third Supplement to Indenture, dated as of July 9, 2001, each between the Company and the Trustee (the Original Indenture, as supplemented, the "Indenture"). Prior to the Substitution Date (as defined in the Indenture), the Notes will be secured by the delivery to the Trustee of one or more first mortgage bonds issued under the Company's mortgage indenture, as specified in the Prospectus referred to below (collectively, the "Pledged Bonds"). Unless otherwise set forth in a supplement to the Prospectus referred to below, the Notes will be issued in fully registered form in minimum denominations of $1,000 and in denominations exceeding such amount by integral multiples of $1,000 and will have the annual interest rates, maturities and, if appropriate, other terms set forth in such supplement to the Prospectus. The Notes will be issued, and the terms thereof established, in accordance with the Indenture and, in the case of Notes sold pursuant to Section 2(a), the Secured Medium Term Note Administrative Procedures attached hereto as Exhibit A (the "Procedures") (unless a Terms Agreement (as defined in Section 2(b)), modifies or supersedes such Procedures with respect to the Notes issued pursuant to such Terms Agreement). The Procedures may only be amended by written agreement of the Company and you after notice to, and with the approval of, the Trustee. For the purposes of this Agreement, the term "Agent" shall refer to any of you acting solely in the capacity as agent for the Company pursuant to Section 2(a) and not as principal (collectively, the "Agents"), the term the "Purchaser" shall refer

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to any one of you acting solely as principal pursuant to Section 2(b) and not as agent, and the term "you" shall refer to you collectively whether at any time any of you is acting in both such capacities or in either such capacity.

1.  REPRESENTATIONS AND WARRANTIES.

     The Company represents and warrants to, and agrees with, you as set forth below in this Section 1. Certain terms used in this Section 1 are defined in paragraph (y) hereof.

                   (a) At the time of filing and the Effective Date, the Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), for purposes of registering the Notes and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form (File Number:
         333-________), including a prospectus, which registration statement, as amended, has become effective, for the registration under the Act of the issuance of $150,000,000 aggregate principal amount of the Notes. Such registration statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(ix) or (x) under the Act and complies in all other material respects with said Rule. In connection with the sale of Notes, the Company proposes to file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act supplements to the Prospectus (as defined by Section 1(y)) specifying the interest rates, maturity dates and, if appropriate, other terms of the Notes sold pursuant hereto or the offering thereof.

                   (b) As of the Execution Time (as defined by Section 1(y)), on the Effective Date (as defined by Section 1(y)), when any supplement to the Prospectus is filed with the Commission, as of the date of any Terms Agreement (as defined by Section 2(b)) and at the date of delivery by the Company of any Notes sold hereunder (a "Closing Date"),
         (i) the Registration Statement (as defined by Section 1(y)), as amended as of any such time, and the Prospectus, as supplemented as of any such time, and the Indenture will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the respective rules thereunder; (ii) the Registration Statement, as amended as of any such time, did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (iii) the Prospectus, as supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) the Statement of Eligibility on Form T-1 or (ii) the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by any of you specifically for use in connection with the preparation of the Registration Statement or the Prospectus (or any supplement thereto).

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                   (c) As of the time any Notes are issued and sold hereunder, each of the Indenture and the Indenture of First Mortgage, dated October 1, 1947, as supplemented and amended by twenty-three supplemental indentures, including the Twenty-Third Supplemental Indenture, dated as of September 1, 2002, (the "New Supplement"), between the Company and The Bank of New York, as trustee (as so supplemented and amended, the "Mortgage" and such trustee being the "Mortgage Trustee"), assuming the due execution and delivery thereof by the Trustee and the Mortgage Trustee, respectively, will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms except, in each case, as enforceability may be limited by bankruptcy, reorganization, moratorium, insolvency or other laws now or hereafter in effect relating to or affecting mortgagees' or other creditors' rights or general principles of equity (whether asserted in a proceeding at law or in equity), and the Notes and the Pledged Bonds will have been duly authorized, executed, authenticated and, when the Notes have been paid for by the purchasers thereof, the Notes and the Pledged Bonds will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture or the Mortgage, respectively, except, in each case, as enforceability may be limited by bankruptcy, reorganization, moratorium, insolvency or other laws now or hereafter in effect relating to or affecting mortgagees' or other creditors' rights or general principles of equity (whether asserted in a proceeding at law or in equity); the Notes, the Indenture, the Mortgage and the Pledged Bonds will conform in all material respects to all statements relating thereto contained in the Prospectus.

                (d)(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is incorporated, with full corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus. The properties now owned or leased and the business now transacted by the Company do not require it to be qualified as a foreign corporation in any jurisdiction.

               (d)(ii) SJG Capital Trust (the "Subsidiary") has been duly organized and is validly existing as a statutory trust in good standing under the laws of the jurisdiction in which it is organized, with full power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign organization and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, except where the failure to be so qualified would not materially adversely affect the Company and its Subsidiary taken as a whole.

                   (e) All the outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the Subsidiary are owned directly by the Company free and clear of any perfected security interest and, to the knowledge of the Company, any other security interests, claims, liens or encumbrances.

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                   (f) The Company's authorized equity capitalization is as set forth in the Registration Statement; and the Notes and the Pledged Bonds conform to the descriptions thereof contained in the Prospectus (subject to the insertion in the Notes and the Pledged Bonds of the maturity dates, the interest rates and other terms thereof which will be described in supplements to the Prospectus as contemplated by the last sentence of Section l(a) of this Agreement).

                   (g) No consent, approval, authorization or order of any court or governmental agency or body (other than authorization from the New Jersey Board of Public Utilities, referred to below) is required for the consummation of the transactions contemplated herein except such as have been obtained under the Act, the Exchange Act and the Trust Indenture Act, and such as may be required under the blue sky laws of any jurisdiction in connection with the sale of the Notes as contemplated by this Agreement and such other approvals as have been obtained. The New Jersey Board of Public Utilities (the "BPU") has entered an order, dated July 24, 2002, authorizing the issuance and sale of the Notes and the issuance of the Pledged Bonds by the Company on terms and conditions not inconsistent with the terms and conditions set forth in or contemplated by this Agreement. The Notes, when issued and sold by the Company, and the Pledged Bonds, when issued by the Company, will comply in all material respects with the terms, conditions and limitations set forth in such order. Such order is in full force and effect and has not been amended, supplemented or otherwise modified without the consent of the Agents, and the period has expired during which any proceeding to review, suspend, limit, modify, restrict or revoke such order may be instituted as of right by any Person other than the BPU.

                   (h) Any accounting firm which audited the financial statements included or incorporated by reference in the Registration Statement and the Prospectus are independent accountants within the meaning of the Act and the rules and regulations thereunder.

                   (i) The financial statements, selected financial information and any supporting schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus fairly present the consolidated financial position of the Company and its Subsidiary as of the dates indicated and the consolidated results of their operations for the periods specified; and, except as stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein. No other financial statements or schedules of the Company are required by the Act or the rules and regulations thereunder, or Exchange Act or the rules and regulations thereunder, to be included in the Registration Statement or the Prospectus.

                   (j) This Agreement has been duly and validly authorized, executed and delivered by the Company and, upon execution and delivery by the Agents, will be a valid and binding agreement of the Company, enforceable in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, moratorium, insolvency or

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         other laws now or hereafter in effect relating to or affecting mortgagees' or other creditors' rights or general principles of equity (whether asserted in a proceeding at law or in equity).

                   (k) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated therein or contemplated thereby, (a) there has been no material adverse change, or any development known to the Company involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its Subsidiary taken as a whole, whether or not arising in the ordinary course of business and (b) there has not been any material transaction entered into by the Company or its Subsidiary, other than transactions in the ordinary course of business and transactions contemplated by the Registration Statement and the Prospectus.

                   (l) Neither the Company nor its Subsidiary is in violation of its articles of incorporation, by-laws or other organizational documents. No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observance of any obligation, agreement or condition by the Company or its Subsidiary contained in any mortgage, indenture, deed of trust, note, loan agreement or other agreement or instrument to which the Company or its Subsidiary is a party or by which the Company or its Subsidiary is bound or to which any property or asset of the Company or its Subsidiary is subject, except for defaults the effect of which would not materially adversely affect the Company and its Subsidiary taken as a whole. The execution and delivery of this Agreement, the Indenture and the New Supplement and the consummation of the transactions contemplated herein, therein and pursuant to any applicable Terms Agreement have been or will be duly authorized by all necessary corporate action and will not conflict with, result in a breach of any of the terms or provisions of, or constitute a default under, or, except for the issuance of Notes and the Pledged Bonds, secured by the lien of the Mortgage, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its Subsidiary pursuant to the terms or provisions of, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under: (i) the articles of incorporation or bylaws (or equivalent documents) of the Company or its Subsidiary; or (ii) any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note or other evidence of indebtedness, lease, contract or other material agreement or instrument to which the Company or its Subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any such Subsidiary is subject, except, in the case of clause (ii) only, where the effect of which would not materially adversely affect the Company and its Subsidiary taken as a whole, nor will such action, to the knowledge of the Company, violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or its Subsidiary.

                   (m) The Company has good and marketable title to all the real properties described in the granting clauses of the Mortgage, subject (other than properties released from the lien of the Mortgage pursuant

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         to the terms thereof) to the lien of the Mortgage and no other liens or encumbrances except liens permitted under the Mortgage. No further deeds, conveyances, transfers or instruments, other than the New Supplement and related documents, are necessary for the purpose of effectively subjecting such properties to the direct lien and operation of the Mortgage.

                   (n) As of the time any Notes are issued and sold hereunder, the Mortgage will constitute a valid first mortgage lien of record upon all real and personal property of the Company (including easements, rights-of-way, and other rights relating to real estate and franchises) specifically or generally described or referred to in the Mortgage as subject to the lien thereof and owned by the Company at the time of the actual issue of the Pledged Bonds, subject to no liens or encumbrances other than "excepted encumbrances" (as defined in Subdivision A of Section 3.04 of the Mortgage).

                   (o) As of the time any Notes are issued and sold hereunder, the Mortgage will have been duly filed for recording in such manner and in such places as are required by law in order to establish, preserve, and protect the first lien of the Mortgage on all real and personal property of the Company specifically or generally described or referred to in the Mortgage as subject to the lien of the Mortgage (except that (a) additional filings and recordings of the Mortgage will be required if property is acquired by the Company subsequent to the date hereof which is located in a county where the Mortgage has not previously been filed for recording and (b) the Mortgage will not be a first lien on property hereafter acquired by the Company which at the time of acquisition is subject to prior liens or other encumbrances), and all taxes, fees and other charges payable in connection therewith have been paid in full.

                   (p) Except as may be set forth in the Registration Statement and Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company or its Subsidiary, wherein an unfavorable ruling, decision or finding would be expected to materially and adversely affect the Company and its Subsidiary taken as a whole or the business, properties, condition (financial or otherwise) or results of operations of the Company and its Subsidiary as a whole or which in the aggregate might affect the ability of the Company to enter into this Agreement, the Indenture or the New Supplement or issue and sell the Notes or issue the Pledged Bonds; and there are no contracts or documents of the Company or its Subsidiary which are required to be described in or filed as exhibits to the Registration Statement by the Act or the rules and regulations thereunder, or the Exchange Act or the rules and regulations thereunder, which have not been so described or filed as required.

                   (q) Each of the Company and its Subsidiary has valid and sufficient grants, franchises, licenses and permits, adequate for the conduct of its business in the territories in which it is now conducting such business and the ownership of the properties now owned by it and, except as otherwise set forth in the Registration Statement and the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened which might result in a material modification, suspension or revocation thereof.

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         Each of the Company and its Subsidiary has, and is operating in compliance with, in all material respects, all material and necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies, to own, lease, license and operate its properties and conduct its business as presently conducted and as contemplated by the Registration Statement and the Prospectus, and the Company and its Subsidiary have filed all material reports and taken all other action required by the authority issuing the same where the failure to file or take other action would be expected to give rise to a right in such authority to seek to revoke, suspend or materially limit any such material license, certificate or permit. The Company has all requisite power, authority, authorizations, approvals, orders, licenses, certificates and permits to enter into this Agreement and to carry out the provisions and conditions hereof. Neither the Company nor its Subsidiary has received any notice of conflict with asserted rights of others in any respect (nor is the Company aware of any existing violation or breach of any authorizations, approvals, orders, licenses, certificates or permits by the Company or its Subsidiary providing a basis therefor) which would be expected to materially adversely affect its business, except as described in the Registration Statement and Prospectus.

                   (r) Except as set forth in the Registration Statement and the Prospectus, no labor disturbance by the employees of the Company or its Subsidiary exists or is imminent which would be expected to materially adversely affect the conduct of the business, operations, financial condition or income of the Company and its Subsidiary, taken as a whole.

                   (s) South Jersey Industries, Inc., a New Jersey corporation ("SJI"), owns all of the common stock of the Company. SJI is a "holding company" and the Company is a "subsidiary" of a "holding company" as such terms are defined under the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"). The Company and SJI are exempt from all provisions of the 1935 Act (except Section 9(a)(2) thereof) pursuant to Section 3(a)(1) and Rule 2 of the 1935 Act and SJI has duly filed all exemption statements required by Rule 2 of such Act. There are no actions, proceedings or investigations pending or (to the knowledge of the Company) threatened to terminate such exemptions.

                   (t) Except as set forth in the Registration Statement and the Prospectus, neither the Company nor its Subsidiary (in the case of matters relating to environmental protection, occupational safety and health and equal employment opportunity, to its knowledge) is in violation of any laws, ordinances, governmental rules and regulations to which it is subject, which violation would be expected to materially adversely affect the financial condition, business or operations of the Company and the Subsidiary taken as a whole.

                   (u) The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

                   (v) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending or, to the knowledge of the Company, threatened by the Commission.

                   (w) Immediately after any sale of Notes by the Company hereunder or under any Terms Agreement, the aggregate amount of debt securities which shall have been issued and sold by the Company hereunder will not exceed the aggregate amount of debt securities registered under the Registration Statement.

                   (x) Except as set forth in the Registration Statement, to the knowledge of the Company, the Company is not in violation of any applicable federal, state, or local laws, statutes, rules, regulations or ordinances relating to public health, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited or regulated substances or to the use and restoration of land, which violation would be expected to have a material adverse effect on the business, financial condition or results of operations of the Company. Except as set forth in the Registration Statement and the Prospectus, the Company does not know of any liability or class of liability of the Company under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et seq.), the New Jersey Spill Compensation and Control Act, as amended (N.J.S.A. 58:10-23.11 et seq.), or the Environmental Cleanup Responsibility Act, as amended (N.J.S.A. 13:1 K-6 et seq.), for the release of a non-deminimus quantity of hazardous or toxic substances or wastes.

                   (y) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean each date that the Registration Statement and any subsequent post effective amendment or amendments thereto became or become effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Prospectus" shall mean the form of prospectus relating to the Notes contained in the Registration Statement at the Effective Date. "Registration Statement" shall mean the registration statement referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time. "Rule 415" and "Rule 424" refer to such rules under the Act. Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to
         Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the

         Effective Date of the Registration Statement or the issue date of the Prospectus, as the case may be, deemed to be incorporated therein by reference.

2. APPOINTMENT OF AGENTS; SOLICITATION BY THE AGENTS OF OFFERS TO PURCHASE; SALES OF NOTES TO A PURCHASER.

     (a) Subject to the terms and conditions set forth herein, the Company hereby authorizes each of the Agents to act as its agent to solicit offers for the purchase of all or part of the Notes from the Company.

     On the basis of the representations and warranties, and subject to the terms and conditions set forth herein, each of the Agents agrees, as agent of the Company, to use its reasonable best efforts to solicit offers to purchase the Notes from the Company upon the terms and conditions set forth in the Prospectus (and any supplement thereto) and in the Procedures. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company, but such Agent shall not, except as otherwise provided in this Agreement, have any liability to the Company in the event any such purchase is not consummated for any reason. Except as provided in Section 2(b), under no circumstances will any Agent be obligated to purchase any Notes for its own account. It is understood and agreed, however, that any Agent may purchase Notes as principal pursuant to Section 2(b).

     The Company shall have the sole right to accept offers to purchase Notes in whole or, if permitted by the terms thereof, in part. The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Notes. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised them that such solicitation may be resumed.

     The Company agrees to pay each Agent a commission, on the Closing Date with respect to each sale of Notes by the Company as a result of a solicitation made by such Agent, in an amount equal to that percentage specified in Schedule I hereto of the aggregate principal amount of the Notes so sold by the Company. Such commission shall be payable as specified in the Procedures.

     Subject to the provisions of this Section and to the Procedures, offers for the purchase of Notes may be solicited by an Agent as agent for the Company at such time and in such amounts as such Agent deems advisable. The Company may from time to time offer Notes for sale otherwise than through an Agent; provided, however, that so long as this Agreement shall be in effect the Company shall not solicit or accept offers to purchase Notes in this registered offering through any agent other than an Agent.

     If the Company shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall indemnify and hold each Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company.

     (b) Subject to the terms and conditions stated herein, whenever the Company and any Agent determine that the Company shall sell Notes directly to such Agent as Purchaser, each such sale of Notes shall be made in accordance with the terms of this Agreement, unless otherwise agreed by the Company and such Agent, and any supplemental agreement relating thereto (which may be an oral or written agreement) between the Company and the Purchaser. Each such supplemental agreement (which shall be substantially in the form of Exhibit B) is herein referred to as a "Terms Agreement." Each Terms Agreement shall describe (whether orally or in writing) the Notes to be purchased by the Purchaser pursuant thereto, and shall specify the principal amount of such Notes, the maturity date of such Notes, the rate at which interest will be paid on the Notes and the record dates for each payment of interest, the Closing Date for the purchase of such Notes, the place of delivery of the Notes and payment therefor, the method of payment and any requirements for the delivery of opinions of counsel, certificates from the Company or its officers, or letter from the Company's independent public accountants as described in Section 6(b). Such Terms Agreement shall also specify the period of time referred to in Section 4(m). The Purchaser's commitment to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.

     Delivery of the certificates for Notes sold to the Purchaser pursuant to any Terms Agreement shall be made as agreed to between the Company and the Purchaser as set forth in the respective Terms Agreement, not later than the Closing Date set forth in such Terms Agreement, against payment of funds to the Company in the net amount due to the Company for such Notes by the method and in the form set forth in the Procedures unless otherwise agreed to between the Company and the Purchaser in such Terms Agreement.

     Unless otherwise agreed to between the Company and the Purchaser in a Terms Agreement, any Note sold to a Purchaser (i) shall be purchased by such Purchaser at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity and (ii) may be resold by such Purchaser at varying prices related to prevailing market prices at the time of resale or, if so agreed, at a fixed public offering price, as determined by such Purchaser. In connection with any resale of Notes purchased, a Purchaser may use a selling or dealer group and may reallow any portion of the discount or commission payable pursuant hereto to dealers or purchasers.

3.  OFFERING AND SALE OF NOTES.

     Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

4.  AGREEMENTS.

     The Company agrees with you that:

     (a) Prior to the termination of the offering of the Notes, the Company will not file any amendment to the Registration Statement or supplement to the Prospectus except (i) periodic or current reports filed under the Exchange Act (including, without limitation, pursuant to Sections 13 and 15 of the Exchange

Act) or (ii) a supplement relating to any offering of Notes providing solely for the specification of or a change in the maturity dates, interest rates, issuance prices or other similar terms of any Notes, unless the Company shall have furnished to each of you a copy for your review prior to filing and given each of you a reasonable opportunity to comment on such proposed amendment or supplement. Subject to the foregoing sentence, the Company will cause each supplement to the Prospectus to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such filing. The Company will promptly advise each of you (i) when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (ii) when, prior to the termination of the offering of the Notes, any amendment of the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any part thereof, or the institution of any proceeding for that purpose, or if the Company has knowledge that any such action is contemplated by the Commission, and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as reasonably possible the withdrawal thereof.

         (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or to supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) notify each of you to suspend solicitation of offers to purchase Notes (and, if so notified by the Company, each of you shall forthwith suspend such solicitation and cease using the Prospectus as then supplemented), (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance and (iii) supply any supplemented Prospectus to each of you in such quantities as you may reasonably request. If such amendment or supplement, and any documents, certificates and opinions furnished to each of you pursuant to paragraph (g) of this Section 4 in connection with the preparation or filing of such amendment or supplement are satisfactory in all respects to you, you will, upon the filing of such amendment or supplement with the Commission and upon the effectiveness of an amendment to the Registration Statement, if such an amendment is required, resume your obligation to solicit offers to purchase Notes hereunder.

         (c) The Company, during the period when a prospectus relating to the Notes is required to be delivered under the Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and will furnish to each of you copies of such documents. In addition, except as otherwise provided in Section 4(n) hereof, on or prior to the date on which the Company makes any announcement to the general public concerning earnings or concerning any other event which is required to be described, or which the Company proposes to describe, in a document filed pursuant to the Exchange Act, the Company will furnish to each of you the information contained or to be contained in such announcement and will also furnish to each of you copies of all other press releases or announcements to the general public. The Company will immediately notify each of you of any downgrading in the rating of the Notes or any other debt securities or preferred stock of the Company, or any proposal to downgrade the rating of the Notes or any other debt securities or preferred stock of the Company, by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), as soon as the Company learns of any such downgrading or proposal to downgrade.

     (d) As soon as practicable, the Company will make generally available to its security holders and to each of you an earnings statement or statements of the Company and its Subsidiary which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

     (e) The Company will furnish to each of you and your counsel, without charge, copies of the Registration Statement (including all amendments and exhibits thereto) and, so long as delivery of a prospectus may be required by the Act, as many copies of the Prospectus and any supplement thereto as you may reasonably request.

     (f) The Company will arrange for the qualification of the Notes for sale under the laws of such jurisdictions as any of you may designate, will maintain such qualifications in effect so long as required for the distribution of the Notes, and will provide access to information to assist in the determination of the legality of the Notes for purchase by institutional investors; provided, that the Company shall not be required to qualify as a foreign corporation or to consent generally to the service of process under the laws of any such jurisdiction.

     (g) The Company shall furnish to each of you such information, documents, certificates of officers of the Company and opinions of counsel for the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Prospectus, and any amendments thereof or supplements thereto, the Indenture, the Notes, this Agreement, the Procedures and the performance by the Company and you of its and your respective obligations hereunder and thereunder as any of you may from time to time and at any time prior to the termination of this Agreement reasonably request.

     (h) The Company shall, whether or not any sale of the Notes is consummated,
(i) pay all expenses incident to the performance of its obligations under this Agreement, including the fees and disbursements of its accountants and counsel, the cost of printing or other production and delivery of the Registration Statement, the Prospectus, all amendments thereof and supplements thereto, the Indenture, the New Supplement, this Agreement and all other documents relating to the offering, the cost of preparing, printing, packaging and delivering the Notes, the fees and disbursements, including fees of counsel, incurred in compliance with Section 4(f), the fees and disbursements of the Trustee and the fees of any agency that rates the Notes, (ii) reimburse each of you on a monthly basis for all reasonable out-of-pocket expenses (including without limitation advertising expenses), if any, incurred by you in connection with this Agreement, but not during a period when the Company has instructed the Agents not to solicit purchasers for the Notes and (iii) pay the reasonable fees and expenses of your counsel incurred in connection with this Agreement.

     (i) Each acceptance by the Company of an offer to purchase Notes will be deemed to be an affirmation that its representations and warranties contained in this Agreement are true and correct at the time of such acceptance, as though made at and as of such time, and a covenant that such representations and warranties will be true and correct at the time of delivery to the purchaser of the Notes relating to such acceptance, as though made at and as of such time (it being understood that for purposes of the foregoing affirmation and covenant such representations and warranties shall relate to the Registration Statement and Prospectus as amended or supplemented at each such time). Each such acceptance by the Company of an offer for the purchase of Notes shall be deemed to constitute an additional representation, warranty and agreement by the Company that, as of the settlement date for the sale of such Notes, after giving effect to the issuance of such Notes and of any other Notes to be issued on or prior to such settlement date, the aggregate amount of Notes which have been issued and sold by the Company will not exceed the amount of Notes registered pursuant to the Registration Statement.

     (j) Each time that the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices or other similar terms of any Notes sold pursuant hereto), the Company will deliver or cause to be delivered promptly to each of you a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form reasonably satisfactory to you, of the same tenor as the certificate referred to in Section 5(d) but modified to relate to the last day of the fiscal quarter for which financial statements of the Company were last filed with the Commission and to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement.

     (k) Each time that the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement (i) providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices or other similar terms of any Notes sold pursuant hereto or
(ii) consisting of a current or periodic report under the Exchange Act unless, in the case of clause (ii) above, in the reasonable judgment of any of you, such financial statements or other information are of such a nature that an opinion of counsel should be furnished), the Company shall furnish or cause to be furnished promptly to each of you written opinions of counsel to the Company satisfactory to each of you, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form satisfactory to each of you, of the same tenor as the opinions referred to in Sections 5(b) and 5(c) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement or, in lieu of such opinion, counsel last furnishing such an opinion to you may furnish each of you with a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement).

     (l) Each time that the Registration Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial information (except for current reports on Form 8-K which only announce quarterly earnings), the Company shall cause its independent public accountants promptly to furnish to each of you a letter, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form satisfactory to each of you, of the same tenor as the letter referred to in Section 5(e) with such changes as may be necessary to reflect the amended and supplemental financial information included or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented to the date of such letter; provided, however, that, if the Registration Statement or the Prospectus is amended or supplemented solely to include or incorporate by reference financial information as of and for a fiscal quarter, the Company's independent public accountants may limit the scope of such letter, which shall be satisfactory in form to each of you, to the unaudited financial statements, the related "Management's Discussion and Analysis of Financial Condition and Results of Operations" and any other information of an accounting, financial or statistical nature included in such amendment or supplement, unless, in the reasonable judgment of any of you, such letter should cover other information or changes in specified financial statement line items.

     (m) If required pursuant to any Terms Agreement, during the period, if any, specified (whether orally or in writing) in such Terms Agreement, the Company shall not, without the prior consent of the Purchaser thereunder, offer, sell, contract to sell or announce the proposed issuance of any debt securities, including Notes (other than the Notes being sold under such Terms Agreement), with terms substantially similar to the Notes being purchased pursuant to such Terms Agreement, other than borrowings under its revolving credit agreement and lines of credit and issuances of its commercial paper.

     (n) The Company shall not be required to comply with the second sentence of
Section 4(c) and the provisions of Sections 4(g), 4(j), 4(k) and 4(l) hereof during any period (x) from any time when (i) the Agents shall have suspended solicitation of purchasers of the Notes, in their capacity as agents pursuant to
Section 2(a) hereof and (ii) the Agents shall not then hold any Notes as principal purchased pursuant to a Terms Agreement, (y) to the time the Company shall determine that solicitation of purchasers of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with any or all of the Agents, at which time all such action specified in the aforementioned provisions will be taken, as applicable.

5.  CONDITIONS TO THE OBLIGATIONS OF THE AGENTS.

     The obligation of each Agent to solicit offers to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, on the Effective Date, when any supplement to the Prospectus is filed with the Commission, as of each Closing Date and on the date of each solicitation, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

     (a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement, or any part thereof, shall have been issued and no proceedings for that purpose shall have been instituted or threatened, or, to the knowledge of the Company or any Agent, be contemplated by the Commission.

     (b) The Company shall have furnished to each Agent the opinion of Cozen O'Connor, Philadelphia, Pennsylvania, counsel for the Company, dated the Execution Time, substantially to the effect, as appropriate, that (except that, after the Substitution Date, such opinion need not be given with respect to the New Supplement, the Mortgage, the Mortgage Trustee or the Pledged Bond):

                (i)(a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus. The nature of the business conducted by the Company and the location and character of the property owned or leased by it do not require its qualification as a foreign corporation in any jurisdiction. The Company holds all franchises, certificates of public convenience, licenses and permits necessary to carry on the utility business in which it is engaged;

                (i)(b) The Subsidiary has been duly organized and is validly existing as a statutory trust in good standing under the laws of the jurisdiction in which it is organized, with full power and authority to own its properties and conduct its business as described in the Prospectus;

                  (ii) All the outstanding shares of capital stock of the Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the Subsidiary are owned directly by the Company free and clear of any perfected security interest and, to the knowledge of such counsel, any other security interests, claims, liens or encumbrances;

                 (iii) The Company's authorized equity capitalization is as set forth in the Registration Statement; and the Notes and the Pledged Bond conform to the descriptions thereof contained in the Prospectus (subject to the insertion in the Notes of the maturity dates, the interest rates and other similar terms thereof which will be described in supplements to the Prospectus as contemplated by the last sentence of Section l(a) of this Agreement);

                  (iv) Each of the Indenture, the New Supplement, the Notes and the Pledged Bond has been duly authorized by all necessary corporate action on the part of the Company (no shareholder approval being required with respect to such authorization) and has been duly executed and delivered by authorized officers of the Company and, in the case of the Notes, duly authenticated by the Trustee, and in the case of the Pledged Bond, duly authenticated by the Mortgage Trustee, and the Indenture, the Mortgage (including the New Supplement), the Notes and the Pledged Bond are each valid and binding instruments enforceable in accordance with their respective terms except (A) that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws relating to or affecting the enforcement of creditors' or mortgagees' rights generally, (B) to the extent that the availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought, (C) that rights of acceleration arising from defaults other than payment defaults and the availability of equitable remedies may be limited by equitable principles of general applicability, (D) general principles of equity (whether asserted at a proceeding at law or in equity), (E) the discretion of the court before which any proceeding therefor may be brought, and (F) that the laws of the State of New Jersey may limit certain remedies provided therein, but none of such principles or limitations will, in the opinion of such counsel, materially interfere with the practical realization of the benefits of the security intended to be provided by the Mortgage, and, in the opinion of such counsel, the Mortgage contains adequate provisions for enforcing payment of the Pledged Bond and realizing upon such security; and the Notes when executed and authenticated in accordance with the provisions of the Indenture and the Procedures and delivered by the Trustee and paid for by the purchasers thereof, will constitute legal, valid and binding obligations of the Company entitled to the benefits and the security of the Indenture except, in each case, as enforceability may be limited by bankruptcy, reorganization, moratorium, insolvency or other laws now or hereafter in effect relating to or affecting mortgagees' or other creditors' rights or general principles of equity (whether asserted in a proceeding at law or in equity);

                   (v) The Pledged Bond is entitled to the benefits and security intended to be granted and afforded by the Mortgage, and is so secured equally and ratably with all other bonds outstanding under the Mortgage (except as to any sinking or other fund established for the bonds of any particular series);

                  (vi) SJI which owns all of the common stock of the Company, is a "holding company" and the Company is a "subsidiary" of a "holding company" as such terms are defined under the 1935 Act, but SJI, having filed with the Commission an annual exemption statement for the current year pursuant to Rule 2 promulgated under the 1935 Act, and the Company are exempt from all provisions of the 1935 Act except Section 9(a)(2) thereof, relating to the acquisition of securities of a "public utility company";

                 (vii) To the knowledge of such counsel, (a) there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body involving the Company or its Subsidiary not disclosed in the Prospectus, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus; (b) there is no franchise, contract or other document of a character required to be described in the

         Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required; and (c) the statements included or incorporated in the Prospectus describing any legal proceedings or material contracts or agreements relating to the Company fairly summarize such matters;

                (viii) The Registration Statement and the Prospectus comply, and any document incorporated by reference into the Prospectus at the time it was filed complied, in all material respects as to form with the requirements of the Act, the Exchange Act, the rules and regulations under the Exchange Act and the rules and regulations under the Act (except that no opinion need be expressed as to (a) financial statements, schedules and other financial and statistical data contained in the Registration Statement or the Prospectus or incorporated by reference therein; (b) the Trustee's Statement of Eligibility on Form T-1); or (c) information relating to Ambac Assurance Company, if any, included or incorporated by reference in the Registration Statement or Prospectus. All descriptions in the Prospectus of statutes, regulations or legal or governmental proceedings are accurate and fairly present the information required to be shown;

                  (ix) The Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or threatened;

                   (x) This Agreement has been duly authorized, executed and delivered by the Company, and the Company has full corporate power and authority to enter into the Agreement;

                  (xi) No consent, approval, authorization or order of any court or governmental agency or body (other than authorization from the New Jersey Board of Public Utilities, referred to below) is required for the consummation of the transactions contemplated herein except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the sale of the Notes as contemplated by this Agreement and such other approvals (specified in such opinion) as have been obtained. The BPU has entered an order, dated July 24, 2002, authorizing the issuance and sale of the Notes and the issuance of the Pledged Bond by the Company on terms and conditions not inconsistent with the terms and conditions set forth in or contemplated by this Agreement. The Notes, when issued and sold by the Company, and the Pledged Bond, when issued by the Company, will comply in all material respects with the terms, conditions and limitations set forth in such order. Such order is in full force and effect and has not been amended, supplemented or otherwise modified without the consent of the Agents and the period has expired during which any proceeding to review, suspend, limit, modify, restrict or revoke such order may be instituted as of right by any Person other than the BPU;

                 (xii) Neither the execution and delivery of the Indenture or the New Supplement, the issue and sale of the Notes or the issuance of the Pledged Bond, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof does or will, as the case may be, conflict with, result in a breach or violation of, or constitute a default under, any law or the charter or bylaws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or its Subsidiary is a party or bound, or any judgment, order, decree or regulation known to such counsel to be applicable to the Company or its Subsidiary of any court, regulatory body, administrative agency, or governmental body having jurisdiction over the Company or its Subsidiary; and except for the issuance of the Notes and the Pledged Bonds which are secured by the lien of the Mortgage, the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions therein contemplated and the compliance by the Company with the terms of this Agreement do not and will not result in the creation or imposition of any other lien, charge or encumbrance upon any of the assets of the Company or its Subsidiary pursuant to the terms or provisions of any of the aforesaid documents, instruments or matters;

                (xiii) To the knowledge of such counsel, neither the Company nor its Subsidiary is in violation of its organizational documents or in default (nor has an event occurred which with notice or lapse of time or both would constitute a default or acceleration) in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument known to such counsel to which the Company or its Subsidiary is a party or by which it or its properties is bound or affected, except for defaults which are not reasonably expected to have a materially adverse effect on the business, properties, condition (financial or otherwise) or results of operations of the Company and its Subsidiary considered as one enterprise, and neither the Company nor its Subsidiary is in violation of any judgment, ruling, decree, order, franchise, license or permit known to such counsel or, to the knowledge of such counsel, any statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or its Subsidiary, which violation or default would be reasonably expected to have a materially adverse effect on the business, properties, condition (financial or otherwise) or results of operations of the Company or its Subsidiary considered as one enterprise;

                 (xiv) To the knowledge of such counsel, no holders of securities of the Company have the right to require registration of any of the Company's securities in connection with the filing of the Registration Statement;

                  (xv) All descriptions in the Prospectus of statutes, regulations or legal or governmental proceedings are accurate and fairly present the information required to be shown;

                 (xvi) The Company has good and marketable title in fee simple to all the real property and good and merchantable title to all the personal property specifically or generally described or referred to in the Mortgage as subject to the lien thereof, except properties expressly excepted therefrom and properties properly released from the lien thereof pursuant to the terms thereof; the description in the Mortgage of such properties is legally sufficient to constitute a lien thereon; and such properties constitute substantially all the permanent physical properties of the Company and are held by the Company free and clear of all liens and encumbrances except the lien of the Mortgage and "excepted encumbrances" (as defined in Subdivision A of Section 3.04 of the Mortgage);

                (xvii) The Mortgage constitutes a valid first mortgage lien of record upon all real and personal property of the Company (including easements, rights-of-way, and other rights relating to real estate and franchises) specifically or generally described or referred to in the Mortgage as subject to the lien thereof and owned by the Company at the time of the actual issue of the Pledged Bond, subject to no liens or encumbrances other than "excepted encumbrances" (as defined in Subdivision A of Section 3.04 of the Mortgage);

               (xviii) The Mortgage has been duly filed for recording in such manner and in such places as are required by law in order to establish, preserve, and protect the first lien of the Mortgage on all real and personal property of the Company specifically or generally described or referred to in such instruments as subject to the lien of the Mortgage (except that (a) additional filings and recordings of the Mortgage will be required if property is acquired by the Company subsequent to the date hereof which is located in a county where the Mortgage has not previously been filed for recording and (b) the Mortgage will not be a first lien on property hereafter acquired by the Company which at the time of acquisition is subject to prior liens or other encumbrances), and, to the knowledge of such counsel, all taxes, fees and other charges payable in connection therewith have been paid in full.

                 (xix) In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Company, representatives of the independent accountants of the Company, representatives of the Agents and counsel for the Agents at which the contents of the Registration Statement and the Prospectus and related matters were reviewed and discussed and, although such counsel has not independently verified and is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or any documents incorporated, or deemed to be incorporated, by reference therein on the basis of the foregoing, no facts have come to such counsel's attention that have led such counsel to believe that either the Registration Statement or the Prospectus at the Execution Time contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion or belief with respect to (a) the financial statements, schedules and other financial information included therein or incorporated, or deemed to be incorporated, by reference in the Registration Statement or the Prospectus or excluded therefrom; (b) exhibits to the Registration Statement, including the Form T-1; or (c) information relating to Ambac Assurance Company, if any, included or incorporated by reference in the Registration Statement or Prospectus).

     In rendering such opinion, such counsel may rely (i) as to matters of New Jersey law, upon local New Jersey counsel and (ii) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (b) include any supplements thereto at the date such opinion is rendered.

     (c) Each Agent shall have received from Chapman and Cutler, Chicago, Illinois, counsel for the Agents, such opinion or opinions, dated the Execution Time, with respect to the issuance and sale of the Notes, the Indenture, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

     (d) The Company shall have furnished to each Agent a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Execution Time, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that:

                   (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects upon and as of such date the same effect as if made on such date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied as a condition to the obligation of the Agents to solicit offers to purchase the Notes (except that, after the Substitution Date, such certificate need not confirm any representation and warranties with respect to the New Supplement, the Mortgage or the Pledged Bonds);

                  (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                 (iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto dated after the Execution Time), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its Subsidiary, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto dated after the Execution Time).

     (e) At the Execution Time, Deloitte & Touche LLP shall have furnished to each Agent a letter or letters (which may refer to letters previously delivered to the Agents), dated as of the Execution Time, in form and substance satisfactory to the Agents, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:

                   (i) in their opinion the audited financial statements and financial statement schedules, if any, included or incorporated in the Registration Statement and the Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

                  (ii) on the basis of specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter, a reading of the minutes of the meetings of the stockholders, directors and executive committee of the Company and the Subsidiary; a reading of the latest available interim unaudited consolidated financial statements of the Company and its Subsidiary; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its Subsidiary as to transactions and events subsequent to the date of the most recent audited financial statements included or incorporated in the Prospectus, nothing came to their attention which caused them to believe that:

                            (1) any unaudited consolidated financial statements
                  and pro forma financial statements, if any, included or incorporated in the Registration Statement and the Prospectus do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and the Prospectus;

                            (2) with respect to the period subsequent to the
                  date of the most recent consolidated financial statements (other than any capsule information), audited or unaudited, included or incorporated in the Registration Statement and the Prospectus, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the long-term or short-term debt, common equity or preferred stock (not subject to purchase or sinking funds) of the Company and its Subsidiary, or decreases in the consolidated net current assets or common equity of the Company and its Subsidiary, as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated in the Registration Statement and the Prospectus, or for the period from the date of the most recent financial statements included or incorporated in the Registration Statement and the Prospectus to such specified date there were any decreases, as compared with the corresponding period in the preceding year in operating revenues or operating income or net income applicable to common stock of the Company and its Subsidiary, except in all instances for (i) changes resulting from the issuance of the Notes and (ii) changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Agents; or

                            (3) the amounts included under the caption "Selected
                  Financial Data" of the Company's Annual Report on Form 10-K, incorporated in the Registration Statement and the Prospectus, were not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included or incorporated in the Registration Statement and the Prospectus;

                 (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its Subsidiary) set forth in the Registration Statement and the Prospectus, including certain of the information included or incorporated under the caption "Selected Financial Data" and in Items 1, 6, 7, 10 and 11 of the Company's Annual Report on Form 10-K, incorporated in the Registration Statement and the Prospectus, certain of the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated in the Company's Quarterly Reports on Form 10-Q, incorporated in the Registration Statement and the Prospectus, and the information included in the Prospectus under the captions "Ratio of Earnings to Fixed Charges" agrees with the accounting records of the Company and its Subsidiary, excluding any questions of legal interpretation; and

                  (iv) if unaudited pro forma financial statements are included or incorporated in the Registration Statement and the Prospectus, on the basis of a reading of the unaudited pro forma financial statements, carrying out certain specified procedures, inquiries of certain officials of the Company and its Subsidiary (including any entity which is acquired, by merger or otherwise, after the Execution Time, and including any entity which is the subject of any contract to acquire, by merger or otherwise, on the date of such financial statements) who have responsibility for financial and accounting matters, and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

     References to the Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

     (f) Prior to the Execution Time, the Company shall have furnished to each Agent such further information, documents, certificates, letters from accountants and opinions of counsel as the Agents may reasonably request.

     If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to such Agents and its counsel, this Agreement and all obligations of any Agent hereunder may be canceled at any time by the Agents. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

     The documents required to be delivered by this Section 5 shall be delivered at the office of Chapman and Cutler, counsel for the Agents, at 111 West Monroe Street, Chicago, Illinois, at the Execution Time.

6.  CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER.

     The obligations of the Purchaser to purchase any Notes will be subject to the accuracy of the representations and warranties on the part of the Company herein as of the date of any related Terms Agreement and as of the Closing Date for such Notes, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

     (a) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, threatened by the Commission.

     (b) If specified by any related Terms Agreement and except to the extent modified by such Terms Agreement, the Purchaser shall have received, appropriately updated, (i) a certificate of the Company, dated as of the Closing Date, to the effect set forth in Section 5(d) (except that references to the Prospectus shall be to the Prospectus as supplemented at the time of execution of the Terms Agreement), (ii) the opinion of Cozen O'Connor, counsel for the Company, dated as of the Closing Date, to the effect set forth in Section 5(b),
(iii) the opinion of Chapman and Cutler, counsel for the Purchaser, dated as of the Closing Date, to the effect set forth in Section 5(c), and (iv) a letter of Deloitte & Touche LLP, independent accountants for the Company, dated as of the Closing Date, to the effect set forth in Section 5(e).

     (c) Prior to the Closing Date, the Company shall have furnished to the Purchaser such further information, certificates and documents as the Purchaser may reasonably request.

     (d) There shall not have occurred: (i) any change in the capital stock or long-term debt of the Company or its Subsidiary or any change, or any development involving a prospective change, in or affecting the general affairs, management, stockholders' equity, business, properties, condition (financial or other), results of operations or prospects of the Company and its Subsidiary, which in the judgment of the Agents, materially impairs the investment quality of the Notes; (ii) any decrease in the rating of any of the Company's debt securities or preferred securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change; (iii) a suspension in trading in any of the Company's securities by the Commission or a suspension in trading securities generally on the New York Stock Exchange or the establishment of limited trading or minimum prices on such Exchange; (iv) a declaration of a banking moratorium by either

Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of a national emergency or war by the United States, an act of terrorism committed against the United States or any of its nationals or properties; or (vi) the occurrence of such a calamity or crisis or such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities (and including a material adverse effect of international conditions on the financial markets in the United States), that in the judgment of the Agents, makes it impracticable or inadvisable to proceed with the solicitation of offers to purchase Notes or the purchase of Notes from the Company as principals pursuant to a Purchase Agreement, as the case may be.

     If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement and any Terms Agreement, or if any of the opinions and certificates mentioned above or such Terms Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Purchaser and its counsel, such Term Agreement and all obligations of the Purchaser thereunder and with respect to the Notes subject thereto may be canceled at, or at any time prior to, the respective Closing Date by the Purchaser. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

7.  RIGHT OF PERSON WHO AGREED TO PURCHASE TO REFUSE TO PURCHASE.

     (a) The Company agrees that any person who has agreed to purchase and pay for any Note, including a Purchaser and any person who purchases pursuant to a solicitation by any of the Agents, shall have the right to refuse to purchase such Note if, at the Closing Date therefor, any condition set forth in Section 5 or 6, as applicable, shall not be satisfied.

     (b) The Company agrees that any person who has agreed to purchase and pay for any Note pursuant to a solicitation by any of the Agents shall have the right to refuse to purchase such Note if, subsequent to the agreement to purchase such Note, any change, condition or development specified in any of the Sections 9(b)(i) through (v) shall have occurred (without regard to any judgment of a Purchaser required therein) the effect of which is, in the judgment of the Agent which presented the offer to purchase such Note, so material and adverse as to make it impractical or inadvisable to proceed with the delivery of such Note (it being understood that under no circumstance shall any such Agent have any duty or obligation to exercise the judgment permitted to be exercised under this Section 7(b) and Section 9(b)).

8.  INDEMNIFICATION AND CONTRIBUTION.

     (a) The Company agrees to indemnify and hold harmless each of you, the directors, officers, employees and agents of each of you and each person who controls each of you within the meaning of either Section 15 of the Act or
Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which you, they or any of you or them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Notes as originally filed or in any amendment thereof, or in the Prospectus or any preliminary Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by any of you specifically for use in connection with the preparation thereof, and (ii) such indemnity with respect to the Prospectus or any preliminary Prospectus shall not inure to the benefit of any of you (or any person controlling any of you) from whom the person asserting any such loss, claim, damage or liability purchased the Notes which are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as amended or supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Notes to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the Prospectus or any preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) Each of you, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and each person who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to you, but only with reference to written information relating to such of you furnished to the Company by such of you specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which you may otherwise have. The Company acknowledges that the statements concerning the Agents set forth in the fifth and sixth paragraphs under the heading "Plan of Distribution" in the Prospectus (or any supplement thereto) constitute the only information furnished in writing by any of you for inclusion in the documents referred to in the foregoing indemnity, and you confirm that such statements are correct.

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select one separate counsel (in addition to local counsel) to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by you in the case of paragraph (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

         (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable on grounds of public policy or otherwise, the Company and each of you shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and any of you may be subject in such proportion so that each of you is responsible for that portion represented by the percentage that the aggregate commissions received by such of you pursuant to Section 2 in connection with the Notes from which such losses, claims, damages and liabilities arise (or, in the case of Notes sold pursuant to a Terms Agreement, the aggregate commissions that would have been received by such of you if such commissions had been payable), bears to the aggregate principal amount of such Notes sold and the Company is responsible for the balance; provided, however, that (y) in no case shall any of you be responsible for any amount in excess of the commissions received by such of you in connection with the Notes from which such losses, claims, damages and liabilities arise (or, in the case of Notes sold pursuant to a Terms Agreement, the aggregate commissions that would have been received by such of you if such commissions had been payable) and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls any of you within the meaning of Section 15 of the Act shall have the same rights to contribution as you and each person who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clause (z) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph
(d).

9.  TERMINATION.

     This Agreement will continue in effect until terminated as provided in this
Section 9. In the event of such termination, no party shall have any liability to the other party hereto, except as provided in the fourth paragraph of Section 2(a), Section 4(h), Section 8 and Section 10.

     (a) This Agreement may be terminated by either the Company as to any of you or by any of you insofar as this Agreement relates to such of you, by giving written notice of such termination to such of you or the Company, as the case may be. This Agreement shall so terminate at the close of business on the first business day following the receipt of such notice by the party to whom such notice is given.

     (b) Each Terms Agreement (whether oral or written) shall be subject to termination in the absolute discretion of the Purchaser, by notice given to the Company prior to delivery of any payment for any Note to be purchased thereunder, if prior to such time (i) there shall have occurred, subsequent to the agreement to purchase such Note, any change in the capital stock or long-term debt of the Company or its Subsidiary or any change, or any development involving a prospective change, in or affecting the general affairs, management, stockholders' equity, business, properties, condition (financial or other), results of operations or prospects of the Company and its Subsidiary, which in the judgment of the Purchaser, materially impairs the investment quality of the Notes; (ii) there shall have been, subsequent to the agreement to purchase such Note, any decrease in the rating of any of the Company's debt securities or preferred securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change; (iii) trading in any of the Company's securities shall have been suspended by the Commission or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange; (iv) a banking moratorium shall have been declared by either Federal or New York State authorities or a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States; (v) there shall have occurred any outbreak or escalation of major hostilities in which the United States is involved, any declaration of a national emergency or war by the United States, an act of terrorism has been committed against the United States or any of its nationals or properties; or (vi) there shall have occurred such a calamity or crisis or such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities and including a material adverse effect of international conditions on the financial markets in the United States, that in the judgment of the Agents makes it impracticable or inadvisable to proceed with the offering or delivery of such Notes as contemplated by the Prospectus.

10.  REPRESENTATIONS AND INDEMNITIES TO SURVIVE.

     The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of you or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 4(h) and 8 hereof shall survive the termination or cancellation of this Agreement. The provisions of this Agreement (including without limitation
Section 7 hereof) applicable to any purchase of a Note for which an agreement to purchase exists prior to the termination hereof shall survive any termination of this Agreement.

11.  NOTICES.

     All communications hereunder will be in writing and effective only on receipt, and, if sent to any of you, will be mailed, delivered or telegraphed and confirmed to such of you, at the address specified in Schedule I hereto, with a copy to Chapman and Cutler, 111 W. Monroe Street, Chicago, IL 60603,
Attention: Jonathan A. Koff, Esq.; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Number One South Jersey Plaza, Route 54, Folsom, NJ 08037, Attention: President, with a copy to Cozen O'Connor, 1900 Market Street, Philadelphia, PA 19103, Attention: Richard J. Busis, Esq.

12.  SUCCESSORS.

     This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, directors, officers, employees, agents and controlling persons referred to in Section 8 hereof, and, to the extent provided in Section 7, any person who has agreed to purchase Notes, and no other person will have any right or obligation hereunder.

13.  APPLICABLE LAW.

     This Agreement will be governed by and construed in accordance with the internal laws of the State of New York without giving effect to conflict of laws rules thereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and you.

                                       Very truly yours,

                                       SOUTH JERSEY GAS COMPANY


                                       By:  ___________________________________
                                       Its: ___________________________________

     The foregoing Agreement is hereby confirmed and accepted as of the date hereof.


UBS WARBURG LLC


By: ______________________________
     Its:____________________________

By: ______________________________
     Its:____________________________



WACHOVIA SECURITIES, INC.


By:______________________________
     Its:___________________________



EDWARD D. JONES & CO., L.P.


By:______________________________
     Its:___________________________

                                   SCHEDULE I

     The Company agrees to pay each Agent a commission equal to the following percentage of the principal amount of each Note sold by such Agent, and to pay the Purchasers a commission in the form of a discount to the purchase price equal to the following percentage of the principal amount of each Note purchased by the Agent under Section 2(b):


MATURITY RANGE OF NOTES AMOUNT                        PERCENTAGE OF PRINCIPAL


From 1 year to less than 18 months                              .150%

From 18 months to less than 2 years                             .200%

From 2 years to less than 3 years                               .250%

From 3 years to less than 4 years                               .350%

From 4 years to less than 5 years                               .450%

From 5 years to less than 6 years                               .500%

From 6 years to less than 7 years                               .550%

From 7 years to less than 10 years                              .600%

From 10 years to less than 15 years                             .625%

From 15 years to less than 20 years                             .700%

From 20 years or longer                                         .750%


     The commission rate payable to any Agent with respect to any Notes, and the discount with respect to any Notes sold to a Purchaser, may be increased by agreement between the Company and such Agent or Purchaser, with no requirement that the other Agents or Purchasers receive notice of, or consent to, such higher commission rate or discount.

Address for Notice to you:

     Notices to UBS Warburg LLC shall be directed to it at 677 Washington Blvd., Stamford, CT 06901, Attention: Syndicate Desk.

     Notices to Wachovia Securities, Inc. shall be directed to it at One First Union Center, TW-10, 301 South College Street, Charlotte, NC 28288-0604,
Attention: Utilities and Strategic Finance.

     Notices to Edward D. Jones & Co., L.P. shall be directed to it at 12555 Manchester Road, St. Louis, MO 63131, Attention: __________.

                                                                     EXHIBIT A


                   MEDIUM TERM NOTE ADMINISTRATIVE PROCEDURES


                                __________, 2002

     The Secured Medium-Term Notes, Series B (the "Notes") are to be offered on a continuing basis, unless suspended pursuant to Section 2(a) of the Agreement (as defined below). UBS Warburg LLC, Wachovia Securities, Inc. and Edward D. Jones & Co., L.P., as agents (the "Agents"), have agreed to use reasonable efforts to solicit offers to purchase Notes. No Agent will be obligated to purchase Notes for its own account. The Notes are being sold pursuant to a Distribution Agreement between South Jersey Gas Company (the "Issuer" or the "Company") and the Agents dated as of the date hereof (the "Agreement"). The Notes will be issued under an indenture (the "Original Indenture") dated as of October 1, 1998, between the Issuer and The Bank of New York, as trustee (the "Trustee"), as supplemented by the First Supplement to Indenture, dated as of June 29, 2000, the Second Supplement to Indenture dated as of July 5, 2000 and the Third Supplement to Indenture, dated as of July 9, 2001, each between the Company and the Trustee (the Original Indenture, as supplemented, the "Indenture").

     The procedures to be followed during, and the specific terms of, the solicitation of offers by each Agent and the sale as a result thereof by the Issuer are explained below. Administrative and record-keeping responsibilities will be handled for the Issuer by its ___________. The Issuer will advise each Agent and the Trustee in writing of those persons handling administrative responsibilities with whom the Agents and the Trustee are to communicate regarding offers to purchase Notes and the details of their delivery and will promptly advise each Agent and the Trustee in writing if any such person shall cease to handle such responsibilities or of the authorization of any additional person to handle such responsibilities.

     The Notes will either be issued (a) in book-entry form and represented by one or more fully registered Notes (each, a "Book-Entry Note") delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC, or (b) in certificated form delivered to the purchaser thereof or a person designated by such purchaser. Except in the limited circumstances described in the Prospectus, owners of beneficial interests in Book-Entry Notes will not be entitled to physical delivery of Notes in certificated form.

     General procedures relating to the issuance of all Notes are set forth in
Part I hereof. Book-Entry Notes will be issued in accordance with the procedures set forth in Part II, as adjusted in accordance with changes in DTC's operating requirements. Notes issued in certificated form will be issued in accordance with the procedures set forth in Part III hereof. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture or the Notes, as the case may be. To the extent the procedures set forth below conflict with the provisions of the Notes, the Indenture, DTC's operating requirements or the Agreement, the relevant provisions of the Notes, the Indenture, DTC's operating requirements or the Agreement shall control.

                   PART I: PROCEDURES OF GENERAL APPLICABILITY


Maturities:                   Each Note will mature on a Business Day not less
                              than one year nor more than 40 years after the Original Issue Date (as defined below) for such Note.

Denominations:                The denomination of any Note will be in U.S.
                              dollars and a minimum of $1,000 or any larger amount that is an integral multiple of $1,000.

Form: Notes will be issued only in fully registered form in accordance with the Indenture.

Date of Issuance:             Each Note will be dated the date of its
                              authentication by the Trustee. Each Note will also bear an "Original Issue Date," which will be the date of its original issue, or in the case of any Note (or portion thereof) issued subsequently upon transfer or exchange of a Note or in lieu of a destroyed, mutilated, defaced, lost or stolen
                              Note, the Original Issue Date of the predecessor
                              Note, regardless of the date of authentication of such subsequently issued Note.

Preparation
of Pricing Supplement:        If any offer to purchase a Note is accepted by the
                              Company, the Company, with the approval of the Agent presenting the offer (the "Presenting
                              Agent"), will prepare a Pricing Supplement reflecting the terms of such Note and file the Pricing Supplement relating to the Notes and the plan of distribution thereof with the Commission in accordance with Rule 424 under the Act and the provisions of Regulation S-T under the Act. The
                              Presenting Agent will cause a Pricing Supplement and a Prospectus to be delivered to the purchaser of such Notes.

                              The Company shall have delivered a completed
                              Pricing Supplement, via next day mail or telecopy to arrive no later than 11 a.m. on the Business Day following the trade date, to the Presenting Agent at the following address:

                              If UBS Warburg, LLC is the Presenting Agent, to it at 677 Washington Blvd., Stamford, CT 06901,
                              Attention: Syndicate Desk. Facsimile number (203) 719-0495.

                              If Wachovia Securities, Inc. is the Presenting Agent, to it at One First Union Center, TW-10, 301 South College Street, Charlotte, NC 28288-0604,
                              Attention: Utilities and Strategic Finance.
                              Facsimile number (704) 383-6670.

                              If Edward D. Jones & Co., L.P. is the Presenting Agent, to it at 12555 Manchester Road, St. Louis, MO 63131, Attention: __________. Facsimile number
                              (314) __________.

                              In each instance that a Pricing Supplement is prepared, the Presenting Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Acceptance of Offers:         Any Agent may, in its reasonable discretion,
                              reject any offer to purchase Notes received by it, in whole or, if permitted by the terms thereof, in part. Each Agent will promptly advise the Issuer of any offers to purchase Notes received by such Agent, other than offers rejected by such Agent and, if such Agent or any of its affiliates shall be the offeror, shall advise the Issuer of that fact. The Issuer will have the sole right to accept offers to purchase Notes in whole or, if permitted by the terms thereof, in part. The
                              Issuer may reject any such offer in whole or, if permitted by the terms thereof, in part. The
                              Issuer will forthwith advise the Presenting Agent of the acceptance or rejection of any offer received through the Presenting Agent and the Presenting Agent will so advise the offeror.

Suspension of Solicitation;
Amendment or Supplement:      The Company may instruct the Agents to suspend
                              solicitation of purchases at any time. Upon receipt of such instructions, the Agents will promptly suspend solicitation of offers to purchase Notes, which, in any event, shall not be later than the close of business on the day such instructions are received, from the Company until such time as the Company has advised it that solicitation of offers to purchase may be resumed.
                              If the Company decides to amend the Registration
                              Statement (including incorporating any documents by reference therein) or supplement any of such documents (other than to change rates or other variable terms), it will promptly furnish the Agents and their counsel with copies of the amendment (including any document proposed to be incorporated by reference therein) or supplement.
                              One copy of such filed document, along with a copy of the cover letter sent to the Commission, will be delivered or mailed to the Agents at the following addresses:

                              If UBS Warburg, LLC is the Presenting Agent, to it at 677 Washington Blvd., Stamford, CT 06901,
                              Attention: Syndicate Desk. Facsimile number (203) 719-0495.

                              If Wachovia Securities, Inc. is the Presenting Agent, to it at One First Union Center, TW-10, 301 South College Street, Charlotte, NC 28288-0604,
                              Attention: Utilities and Strategic Finance.
                              Facsimile number (704) 383-6670.

                              If Edward D. Jones & Co., L.P. is the Presenting Agent, to it at 12555 Manchester Road, St. Louis, MO 63131, Attention: __________. Facsimile number
                              (314) __________.

                              In the event that at the time the solicitation of offers to purchase from the Company is suspended there shall be any orders outstanding which have not been settled, the Company will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of Prospectus:       The Agents will cause a copy of the most recent
                              Prospectus and Pricing Supplement to accompany or precede the earlier of (a) the written confirmation of a sale sent to a customer or the agent of such customer, and (b) the delivery of Notes to a customer or the agent of such customer.

Documents incorporated
by reference:                 The Company shall supply each Agent with an
                              adequate supply of all documents incorporated by reference in the Registration Statement that are reasonably requested by such Agent.

Confirmation:                 For each offer to purchase a Note solicited by an
                              Agent and accepted by the Issuer, such Agent will issue a confirmation to the purchaser, with a copy to the Issuer.

Settlement Date:              Subject to Section 6 of the Agreement, the
                              Settlement Date with respect to any offer to purchase Notes accepted by the Issuer will be the third Business Day next succeeding the date of acceptance unless otherwise agreed by the purchaser and the Issuer and shall be specified upon acceptance of such offer.

Trustee
  Not to Risk Funds:          Nothing herein shall be deemed to require the
                              Trustee to risk or expend its own funds in connection with any payment to the Issuer or the Agents or any purchaser, it being understood by all parties that payments made by the Trustee to the Issuer or the Agents or a purchaser shall be made only to the extent that immediately available funds are provided to the Trustee for such purpose.

Authenticity of Signatures:   The Issuer will cause the Trustee to furnish the
                              Agents from time to time with the specimen signatures of each of the Trustee's officers, employees or agents who have been authorized by the Trustee to authenticate Notes, but the Agents will have no obligation or liability to the Issuer or to the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Issuer or the Trustee on any Note.

Payment of Expenses:          Each Agent shall forward to the Issuer, on a
                              quarterly basis, a statement of the out-of-pocket expenses incurred by such Agent during that quarter that are reimbursable to it pursuant to the terms of the Agreement. The Issuer will remit payment to each Agent currently on a quarterly basis.




                      PART II: PROCEDURES FOR NOTES ISSUED
                               IN BOOK-ENTRY FORM

     In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and the Trustee to DTC, dated ________, ___, 2002, and a Medium Term Note Certificate Agreement, dated August 17, 1989, between the Trustee and DTC (the "Certificate Agreement"), and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:                     All Book-Entry Notes having the same Original
                              Issue Date, redemption provisions, interest payment dates, interest rate, and stated maturity
                              (collectively, the "Terms") will be represented initially by a single Global Note in fully registered form without coupons.

                              Each Book-Entry Note will be dated and issued as of the date of its authentication by the Trustee. Each Book-Entry Note will bear an Original Issue Date, which will be (i) with respect to an original Book-Entry Note (or any portion thereof), the original issue date specified in such Book-Entry Note and (ii) following a consolidation of Global Notes, with respect to the Book-Entry Note resulting from such consolidation, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Notes, regardless of the date of authentication of such resulting Book-Entry Note. No Book-Entry Note will represent any securities in certificated form.

Identification:               The Issuer has arranged with the CUSIP Service
                              Bureau of Standard & Poor's Ratings Group, a division of McGraw-Hill (the "CUSIP Service

                              Bureau"), for the reservation of approximately 900 CUSIP numbers which have been reserved for and relating to Book-Entry Notes, and the Company has delivered to the Trustee and DTC a written list of such CUSIP numbers. The Trustee will assign CUSIP numbers to Book-Entry Notes as described below under Settlement Procedure B. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Book-Entry Notes. The Trustee will notify the Company at any time when fewer than 50 of the reserved CUSIP numbers remain unassigned to Book-Entry Notes, and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Company will deliver a list of such additional numbers to the Trustee and DTC.

Registration:                 Each Book-Entry Note will be registered in the
                              name of Cede & Co., as nominee for DTC, on the register maintained by the Trustee under the Indenture. The beneficial owner of a Note issued in book-entry form (i.e., an owner of a beneficial interest in a Book-Entry Note) (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note issued in book-entry form, the "Participants") to act as agent or agents for such beneficial owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note issued in book-entry form in the account of such Participants. The ownership interest of such beneficial owner in such Note issued in book-entry form will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:                    Transfers of a Book-Entry Note will be
                              accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Book-Entry Note.

Exchanges:                    The Trustee may deliver to DTC and the CUSIP
                              Service Bureau at any time a written notice specifying (a) the CUSIP numbers of two or more
                              Book-Entry Notes outstanding on such date that represent Book-Entry Notes having the same terms
                              (other than Original Issue Dates) and for which interest has been paid to the same date; (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date for the related Notes issued in book-entry form, on which such Book-Entry Notes shall be exchanged for a single replacement Book-Entry Note; and (c) a new
                              CUSIP number, obtained from the Company, to be assigned to such replacement Book-Entry Note. Upon receipt of such a notice, DTC will send to its participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Book-Entry Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Book-Entry Notes for a single Book-Entry Note bearing the new CUSIP number and the CUSIP numbers of the exchanged Book-Entry Notes will, in accord with CUSIP Service Bureau procedures, be canceled and not reassigned.

Interest Payments:            General. Interest (if any) on each Note will
                              accrue from the Original Issue Date of such Note, and will be calculated and paid in the manner described in such Note.

                              Unless otherwise provided in the Indenture or the Notes, the first payment of interest on any Note originally issued after a Record Date (as defined below) and on or before the next succeeding Interest Payment Date (as defined below) will be made no earlier than the Interest Payment Date following the next succeeding Record Date. Interest payable at maturity of a Note, or upon earlier redemption or repayment, will be payable to the person to whom the principal of such Note is payable. DTC will arrange for each pending deposit message described under Settlement Procedure C below to be transmitted to Standard & Poor's Ratings Group, which will use the information in the message to include certain terms of the related Book-Entry Note in the appropriate daily bond report published by Standard & Poor's Ratings Group.

                              Record Dates. The Record Dates with respect to the Interest Payment Dates shall be the April 15 or October 15 (whether or not a business day) next preceding such Interest Payment Date.

                              Interest Payment Dates. Unless otherwise specified pursuant to Settlement Procedure A below, interest payments on Book-Entry Notes will be made semiannually on May 1 and November 1 of each year and at Maturity; provided, however, that if an Interest Payment Date for a Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date; provided further, that in the case of a Book-Entry
                              Note issued between a Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

Payments of Principal and     Payments of Interest Only. Not later than five
 Interest:                    Business Days following each Record Date, the
                              Trustee will deliver to the Issuer and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Book-Entry
                              Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with a Maturity Date) and the total of such amounts. DTC will confirm the amount payable on each Book-Entry
                              Note on such Interest Payment Date by reference to the daily bond reports published by Standard &
                              Poor's. On such Interest Payment Date, the Issuer will pay to the Trustee, and the Trustee in turn will pay to DTC, such total amount of interest due
                              (other than at Maturity Date), at the times and in the manner set forth below under "Manner of Payment."

                              Payments at Maturity Date. Prior to the first Business Day of each month in which principal and/or interest is to be paid, the Trustee will deliver to the Issuer and DTC a written list of principal, interest and premium, if any, to be paid on each Book-Entry Note maturing either at Stated Maturity or on a Redemption Date in the following month. The Trustee, the Issuer and DTC will confirm the amounts of such principal and interest payments with respect to a Book-Entry Note on or about the fifth Business Day preceding the Maturity of such Book-Entry Note. On or before Maturity Date, the Issuer will pay to the Trustee, and the Trustee in turn will pay to DTC, the principal amount of such Note, together with interest and premium, if any, due at such Maturity Date, at the times and in the manner set forth below under "Manner of Payment." Promptly after payment to DTC of the principal and interest due at Maturity of such Book-Entry Note, the Trustee will cancel such Book-Entry Note in accordance with the Indenture and so advise the Issuer. If any Maturity Date of a Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity.

                              Manner of Payment. The total amount of any principal, premium, if any, and interest due on Book-Entry Notes on any Interest Payment Date or at Maturity shall be transferred by the Issuer to the Trustee to an account designated by the Trustee in funds available for use by the Trustee as of 12:00 noon, New York City time, on such date. The Issuer will confirm such instructions in writing to the Trustee. Prior to 2:00 p.m., New York City time, on such date or as soon as possible thereafter, the Trustee will pay (but only from funds withdrawn from such account) by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of interest, principal and premium, if any, due on a Book-Entry Note on such date. Thereafter on such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names such Notes are recorded in the book-entry system maintained by DTC. Neither the Issuer nor the Trustee shall have any responsibility or liability for the payment by DTC of the principal of, or premium, if any, or interest on, the Book-Entry Notes to such Participants.

                              Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Settlement Procedures:        Settlement Procedures with regard to each
                              Book-Entry Note sold by the Presenting Agent, as agent of the Company, and accepted by the Company will be as follows:

                              A. The Presenting Agent will advise the Issuer by
                                 telephone (confirmed in writing) or telecopy of the following Settlement information:

                                  1.     Taxpayer identification number of the
                                         purchaser.

                                  2.     Principal amount of the Note.

                                  3.     Interest rate, and interest payment
                                         dates.

                                  4.     Price to public of the Note.

                                  5.     Trade date.

                                  6.     Settlement Date (Original Issue Date).

                                  7.     Maturity.

                                  8.     Net proceeds to the Company.

                                  9.     Agent's commission.

                                 10.     Redemption provisions, if any.

                              B. The Issuer will advise the Trustee by telephone
                                 (confirmed in writing) or telecopy by
                                 10:00 a.m. on the second Business Day preceding the Settlement Date of the above settlement information received from the Presenting Agent with respect to the Book-Entry Note representing such Note.

                              C. The Issuer will assign a CUSIP number to such
                                 Note and the Trustee will communicate to DTC through DTC's Participant Terminal System, a pending deposit message specifying the following settlement information, which will route such relevant information to the Presenting Agent, Standard & Poor's Ratings Group and Interactive Data Corporation:

                                  1. The information set forth in Settlement Procedure A.

                                  2.     Identification numbers of the
                                         participant accounts maintained by DTC
                                         on behalf of the Trustee and the Agent.

                                  3. Initial Interest Payment Date for such Note, number of days by which such date succeeds the related Record Date for DTC purposes and, if then calculable, the amount of interest payable on such Interest Payment Date (which amount shall have been confirmed by the Trustee).

                                  4.     CUSIP number of the Book-Entry Note
                                         representing such Note.

                              D. The Trustee will complete a Book-Entry Note
                                 representing such Note in a form that has been approved by the Company, the Presenting Agent and the Trustee.

                              E. The Trustee will authenticate the Book-Entry
                                 Note representing such Note.

                              F. DTC will credit such Note to the participant
                                 account of the Trustee maintained by DTC.

                              G. The Trustee will enter an SDFS deliver order
                                 through DTC's Participant Terminal System instructing DTC (i) to debit such Note to the Trustee's participant account and credit such Note to the participant account of the Presenting Agent maintained by DTC and (ii) to debit the settlement account of the Presenting Agent and credit the settlement account of the Trustee maintained by DTC, in an amount equal to the price of such Note less such Agent's commission. Any entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to DTC that (i) the Book-Entry Note representing such Note has been issued and authenticated and (ii) the Trustee is holding such Book-Entry Note pursuant to the Note Certificate Agreement between the Trustee and DTC.

                              H. The Presenting Agent will enter an SDFS deliver
                                 order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to the Presenting Agent's participant account and credit such Note to the participant account of the Participants maintained by DTC and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Presenting Agent maintained by DTC, in an amount equal to the public offering price of such Note.

                              I. Transfers of funds in accordance with SDFS
                                 deliver orders described in Settlement

                                 Procedures G and H will be settled in
                                 accordance with SDFS operating procedures in effect on the Settlement Date.

                              J. Upon receipt of such funds, the Trustee will
                                 credit to an account of the Company identified to the Trustee funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure G.

                              K. The Presenting Agent will confirm the purchase
                                 of such Note to the purchaser either by
                                 transmitting to the Participant with respect to such Note a confirmation order through DTC's Participant Terminal System or by mailing a written confirmation to such purchaser.

Settlement Procedures         For orders of Notes accepted by the Company,
 Timetable                    Settlement Procedures A through K set forth above
                              shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

                              SETTLEMENT
                              PROCEDURE                      TIME

                                 A             11:00 a.m. on the trade date

                                 B 10:00 a.m. on the second Business Day preceding Settlement Date

                                 C             2:00 p.m. on the trade date

                                 D             3:00 p.m. on the Business Day
                                               before Settlement Date

                                 E             9:00 a.m. on Settlement Date

                                 F             10:00 a.m. on Settlement Date

                                 G-H           2:00 p.m. on the Settlement Date

                                 I             4:45 p.m. on Settlement Date

                                 J-K           5:00 p.m. on Settlement Date

                              If a sale is to be settled more than one Business Day after the trade date, Settlement Procedures A, B, and C shall be completed as soon as practicable but in no event later than 11:00 a.m. and 12:00 noon on the first Business Day after such sale date but no later than 2:00 p.m. on the Business Day before the Settlement Date, respectively. Settlement Procedure I is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

                              If settlement of a Book-Entry Note is rescheduled or canceled, the Trustee, if notified in time, will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:            If the Trustee fails to enter an SDFS deliver
                              order with respect to a Book-Entry Note pursuant to Settlement Procedure G, the Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains a principal amount of the Book-Entry Note representing such Note that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Notes represented by a Book-Entry Note, the Trustee will mark such Book-Entry Note "canceled," make appropriate entries in its records and send such canceled Book-Entry Note to the Company. The
                              CUSIP number assigned to such Book-Entry Note shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If withdrawal messages are processed with respect to a portion of the Notes represented by a Book-Entry Note, the Trustee will exchange such Book-Entry Note for two Book-Entry Notes, one of which shall represent the Book-Entry Notes for which withdrawal messages are processed and shall be canceled immediately after issuance, and the other of which shall represent the other Notes previously represented by the surrendered
                              Book-Entry Note and shall bear the CUSIP number of the surrendered Book-Entry Note.

                              If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the related Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures G and H, respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Agent to perform its obligations hereunder or under the

                              Agreement, the Company will reimburse such Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Company.

                              Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to a Note that was to have been represented by a Book-Entry Note also representing other Notes, the Trustee will provide, in accordance with Settlement Procedures D and E, for the authentication and issuance of a Book-Entry Note representing such remaining Notes and will make appropriate entries in its records.


                      PART III: PROCEDURES FOR NOTES ISSUED
                              IN CERTIFICATED FORM


Interest Payments:            Interest (if any) on each Note will accrue from
                              the Original Issue Date of such Note, and will be calculated and paid in the manner described in such Note.

                              Unless otherwise provided in the Indenture or the Notes, the first payment of interest on any Note originally issued after a Record Date and on or before the next succeeding Interest Payment Date will be made no earlier than the Interest Payment Date following the next succeeding Record Date. Interest payable at maturity of a Note, or upon earlier redemption or repayment, will be payable to the person to whom the principal of such Note is payable. All interest payments for each Interest Payment Date (excluding interest payments made on the Maturity Date or upon the acceleration thereof or on earlier redemption) will be made by check mailed to the person entitled thereto as provided above, or at the option of the registered holder, at such other place in the United States as the registered holder shall designate to the Trustee in writing, except that a holder of the equivalent of $10,000,000 or more in aggregate principal amount of Notes with the same Interest Payment Date shall be entitled to receive such payments in immediately available funds paid to an account at a bank in New York, New York (or other bank consented to by the Issuer and the Trustee), but only if appropriate payment instructions have been received in writing by the Trustee on or prior to the applicable Record Date (provided that such bank designated by the registered holder has appropriate facilities therefor).

                              Within five Business Days following each Record Date, the Trustee will provide to the Issuer a list of interest payments to be made for each Note on the next succeeding Interest Payment Date and the total amount of the interest payments. The Trustee will provide monthly to the Issuer a list of the principal, premium, if any, and interest to be paid on Notes maturing or being redeemed in the next succeeding month.

Settlement:                   The Issuer will instruct the Trustee to effect
                              delivery of each Note no later than 1:00 p.m., New
                              York City time, on the Settlement Date to the Presenting Agent for delivery to the purchaser.

Details for Settlement:       For each offer to purchase a Note that is accepted
                              by the Issuer, the Presenting Agent will provide
                              (unless provided by the purchaser directly to the Issuer) by telephone the following information to the Issuer:

                              1.  The exact name of the Registered Owner.

                              2. The exact address of the Registered Owner and the address for delivery, notices and payments of principal and interest.

                              3. The taxpayer identification number of the Registered Owner.

                              4. A description of the terms and provisions of the Notes that includes the information identified in Exhibit B to the Agreement and any other information required to describe such Notes properly.

                              5.  The Issue Price.

                              6.  The Trade Date.

                              7.  The Settlement Date.

                              8. The Presenting Agent's commission, determined as provided in Schedule I to the Agreement.

                              The Issuer will advise the Trustee of the foregoing information for each offer to purchase a Note solicited by the Presenting Agent and accepted by the Issuer in time for the Trustee to prepare and authenticate the required Note, but not later than 10:00 a.m. New York City time on the second Business Day preceding the Settlement Date. Before accepting any offer to purchase a Note to be settled in less than three Business Days, the Issuer shall verify that the Trustee will have adequate time to prepare and authenticate such Note.

                              After receiving from the Presenting Agent the details for each offer to purchase a Note, the Issuer will, after recording the details and any necessary calculations, provide appropriate documentation to the Trustee, including the information provided by the Presenting Agent necessary for the preparation and authentication of such Note. Prior to preparing the Note for delivery (but in any case no later than 10:00 a.m. on the Business Day next preceding the Settlement Date therefor), the Trustee will confirm the details of such issue with the Issuer, and the Issuer will confirm such instruction to the Presenting Agent, in each case by telephone, telecopy or telex.

Deliveries and Cash Payment:  Upon receipt of appropriate documentation and instructions with respect to the Notes, the Issuer will cause the Trustee to prepare and authenticate the form of Note previously approved by the Issuer, the Presenting Agent and the Trustee and deliver such Note and a customer receipt to the purchaser.

                              If the form of Note is not pre-printed, the Trustee shall deliver a photocopy of such authenticated Note to the Presenting Agent and the Issuer and shall retain one copy. Otherwise, it shall deliver the copies in the four-ply Note as follows:

                                      Stub 1--For the Presenting Agent.
                                      Stub 2--For the Issuer.
                                      Stub 3--For the Trustee.

                              Each Note shall be authenticated on the Settlement Date therefor. The Trustee will authenticate each Note and deliver it to the Presenting Agent (and deliver the stubs as indicated above), all in accordance with written instructions (or oral instructions confirmed in writing, which may be given by telex or telecopy, on the next Business
                              Day) from the Issuer.

                              Upon verification by the Presenting Agent that a Note has been prepared and properly authenticated by the Trustee and registered in the name of the purchaser in the proper principal amount, payment will be made to the Issuer by the Presenting Agent the same day in immediately available funds. Such payment shall be made only upon prior receipt by the Presenting Agent of immediately available funds from or on behalf of the purchaser unless the Presenting Agent decides, at its option, exercised in the sole discretion of such Presenting Agent, to advance its own funds for such payment against subsequent receipt of funds from the purchaser. The Presenting Agent shall immediately notify the Issuer of its decision to advance its own funds for payment against subsequent receipt of funds from a purchaser.

                              Upon delivery of a Note to the Presenting Agent, the Presenting Agent shall promptly deliver such Note to the purchaser.

                              In the event any Note is incorrectly prepared, the Trustee shall promptly issue a replacement Note in exchange for the incorrectly prepared Note.

Failure to Settle:            If the Presenting Agent, at its own option, has
                              advanced its own funds for payment against subsequent receipt of funds from a purchaser, and if such purchaser shall fail to make payment for the Note on the Settlement Date therefor, the Presenting Agent will promptly notify the Trustee and the Issuer by telephone, promptly confirmed in writing, which may be given by telex or telecopy

                              (but no later than the next Business Day). In such event, the Issuer shall promptly provide the Trustee with appropriate documentation and instructions consistent with these procedures for the return of the Note to the Trustee, and the Presenting Agent will promptly return the Note to the Trustee. Upon (i) confirmation from the Trustee in writing which may be given by telex or telecopy) that the Trustee has received the Note and upon (ii) confirmation from the Presenting Agent in writing (which may be given by telex or telecopy) that the Presenting Agent has not received payment from such purchaser (the matters referred to in clauses (i) and (ii) are referred to hereinafter as the ("confirmations")), the Issuer will promptly pay to the Presenting Agent an amount in immediately available funds equal to the amount previously paid by the Presenting Agent in respect of such Note. Assuming receipt of such Note by the Trustee and of the confirmations by the Issuer, such payment will be made on the Settlement Date if reasonably practical, and in any event not later than the Business Day following the date of receipt of the Note and the confirmations. If a purchaser shall fail to make payment for such Note for any reason other than the failure of the Presenting Agent to provide the necessary information to the Issuer as described above for settlement or to provide a confirmation to the purchaser within a reasonable period of time as described above or otherwise to satisfy its obligations hereunder or in the Agreement, and if the Presenting Agent shall have otherwise complied with its obligations hereunder and in the Agreement, the Issuer will reimburse the Presenting Agent for its loss of the use of funds during the period when they were credited to the account of the Issuer.

                              Immediately upon receipt of the Note in respect of which the failure occurred, the Trustee will void said Note, make appropriate entries in its records and destroy such Note; and upon such action, such Note will be deemed not to have been issued, authenticated or delivered.

                                                                      Exhibit B


                            SOUTH JERSEY GAS COMPANY

                       Secured Medium Term Notes, Series A
                        Due from One Year to Forty Years
                               from Date of Issue


                                 TERMS AGREEMENT

South Jersey Gas Company
Number One South Jersey Plaza
Route 54
Folsum, NJ 08037

                                                            ____________, 2002

Attention:

     Subject in all respects to the terms and conditions of the Distribution Agreement (the "Agreement") dated __________, 2002, among UBS Warburg LLC, Wachovia Securities, Inc., Edward D. Jones & Co., L.P. and you, the undersigned agrees to purchase the following Notes of:

Aggregate Principal Amount:

Interest Rate:

Date of Maturity:

Interest Payment Dates:

Regular Record Dates:

[Redemption Dates and Prices:]

[Repayment Dates and Prices:]


Purchase Price:       %   of Principal Amount [Plus accrued interest from
                      ____________, 20___]

Purchase Date and Time:

                                     - 1 -


Place for Delivery of Notes and
Payment Therefor:

Method of Payment:

Modification, if any, in the
requirements to deliver the
documents specified in
Section 6(b) of the
Agreement:

Period during which
additional Notes may not be
sold pursuant to Section 4(m)
of the Agreement:


                                       [PURCHASER]


                                       By: ___________________________________


Accepted:


By:____________________________
     Title:________________________


                                     - 2 -